UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 20, 2021

Date of Report (Date of earliest event reported)

SUNOCO LP

(Exact name of registrant as specified in its charter)

Delaware	001-35653	30-0740483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 400

Dallas, TX 75225

(Address of principal executive offices, including zip code)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	SUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 20, 2021, Sunoco LP (the “Partnership”) and Sunoco Finance Corp. (“SUN Finance” and, together with the Partnership, the “Issuers”) completed a private offering to eligible purchasers (the “Notes Offering”) of $800,000,000 aggregate principal amount of 4.500% senior notes due 2030 (the “Notes”), along with the related guarantees of the Notes. The Issuers received net proceeds of approximately $790.0 million from the Notes Offering, after deducting the initial purchasers’ discount and commissions and estimated offering expenses payable by the Partnership, and the Partnership used such net proceeds and cash on hand to fund a tender offer (the “Tender Offer”) to purchase any and all of its 5.500% senior notes due 2026 (the “2026 Notes”) and, if applicable, a redemption of the 2026 Notes, including fees and expenses incurred in connection therewith. The Notes were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and were resold by the initial purchasers in reliance on Rule 144A and Regulation S of the Securities Act.

Indenture and Senior Notes

The Notes were issued under and are governed by an indenture dated October 20, 2021 (the “Indenture”), among the Issuers, certain subsidiary guarantors of the Partnership (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will mature on April 30, 2030 and interest on the Notes is payable semi-annually on April 30 and October 30 of each year, commencing April 30, 2022.

The Notes are senior obligations of the Issuers and are guaranteed on a senior basis by all of the Partnership’s current subsidiaries (other than SUN Finance) that guarantee its obligations under the Revolving Credit Facility and certain of its future subsidiaries. The Notes and guarantees are unsecured and rank equally with all of the Issuers’ and each Guarantor’s existing and future senior obligations. The Notes are senior in right of payment to any of the Issuers’ and each Guarantor’s future obligations that are, by their terms, expressly subordinated in right of payment to the Notes and guarantees. The Notes and guarantees are effectively subordinated to the Issuers’ and each Guarantor’s secured obligations, including obligations under the Revolving Credit Facility, to the extent of the value of the assets securing such obligations, and structurally subordinated to all indebtedness and obligations, including trade payables, of the Partnership’s subsidiaries that do not guarantee the Notes.

The Issuers may, at their option, redeem some or all of the Notes at any time on or after April 30, 2025, at the redemption prices specified in the Indenture. Prior to such time, the Issuers may redeem some or all of the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes redeemed, plus the “applicable premium” and accrued and unpaid interest, if any, to, but not including, the applicable redemption date. In addition, before April 30, 2025, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes with an amount of cash not greater than the net cash proceeds from certain equity offerings at the redemption price specified in the Indenture.

Upon the occurrence of a Change of Control (as defined in the Indenture), which occurrence (other than one involving the adoption of a plan relating to liquidation or dissolution) is followed by a ratings decline within 90 days after the consummation of the transaction, the Issuers may be required to offer to purchase the Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date. Additionally, if the Partnership sells certain assets and does not apply the proceeds from the sale in a certain manner, the Issuers must use certain excess proceeds to offer to repurchase the Notes at 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the repurchase date.

The Indenture contains customary events of default (each an “Event of Default”), including the following:

(1) default for 30 days in the payment when due of interest on the Notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(3) failure by the Partnership or any Guarantor to comply with their obligations to make or consummate a change of control offer or asset sale offer or to comply with any of their agreements or covenants relating to merger, consolidation or sale of assets; provided that such failure (other than one involving failure to make or consummate a change of control offer) will not constitute an Event of Default for 30 days if such failure is capable of cure;

(4) failure by the Partnership for 180 days after notice by the trustee or holders of 25% in aggregate principal amount of the Notes then outstanding to comply with its obligations to furnish the holders of the Notes and the Trustee certain reports;

(5) failure by the Issuers or any Guarantor for 60 days after written notice by the trustee or holders of 25% in aggregate principal amount of the Notes then outstanding to comply with their other covenants or agreements in the Indenture;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Partnership or any of its restricted subsidiaries (or the payment of which is guaranteed by the Partnership or any of its restricted subsidiaries) whether the indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default (a) is caused by a failure to pay principal of, or interest or premium, if any, on the indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of the default (a “Payment Default”) or (b) results in the acceleration of such indebtedness prior to its express maturity, and, in each case, the principal amount of any of the indebtedness, together with the principal amount of any other indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more; provided, however, that if, prior to any acceleration of the Notes, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded or (iii) such indebtedness is repaid during the ten business day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as applicable, any default or Event of Default (but not any acceleration of the Notes) caused by such Payment Default or acceleration shall automatically be rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(7) failure by the Issuers or the Partnership’s restricted subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(8) except as permitted under the Indenture, any guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under its guarantee; and

(9) certain events of bankruptcy or insolvency described in the Indenture with respect to the Issuers or any of the Partnership’s restricted subsidiaries that is a significant subsidiary or any group of the Partnership’s restricted subsidiaries that, taken together, would constitute a significant subsidiary.

If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest on the Notes will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Issuers or any of the Partnership’s significant subsidiaries or any group of the Partnership’s restricted subsidiaries that, taken together, would constitute a significant subsidiary, occurs and is continuing, all outstanding Notes will become due and payable immediately without further action or notice on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

The above description of the Indenture, the Notes and the guarantees is not complete and is qualified in its entirety by reference to the full text of the Indenture, which is attached hereto as Exhibit 4.1 and is incorporated into this Item 1.01 by reference.

2026 Notes Amendments

On October 20, 2021, the Company, the Guarantors and the Trustee entered into the Second Supplemental Indenture (the “Second Supplemental Indenture”) to the base indenture, dated as of January 23, 2018 (the “2026 Base Indenture”) as supplemented by the First Supplemental Indenture, dated as of January 24, 2019 (together with the 2026 Base Indenture, the “2026 Indenture”), among the Company, the guarantors party thereto and the Trustee, setting forth the terms of the 2026 Notes. Holders representing a majority of the aggregate principal amount of the 2026 Notes outstanding (excluding any 2026 Notes owned by the Company or any Guarantor or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor) consented to the 2026 Notes Amendments.

The 2026 Notes Amendments amend the 2026 Indenture, as supplemented by the Second Supplemental Indenture, to shorten the minimum notice period for any optional redemption of the 2026 Notes by the Company, from at least 30 days to at least two business days.

The foregoing description of the Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Supplemental Indenture, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Registration Rights Agreement

In connection with the Notes Offering, the Issuers and the Guarantors entered into a registration rights agreement, dated October 20, 2021, with Citigroup Global Markets Inc. and MUFG Securities Americas Inc., as representatives of the initial purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors have agreed to file a registration statement with the Securities and Exchange Commission so that holders of the Notes can exchange the Notes for registered notes with substantially identical terms as the Notes and evidencing the same indebtedness as the Notes. In addition, the Issuers and the Guarantors have agreed to exchange the guarantees related to the Notes for registered guarantees having substantially the same terms as the original guarantees. The Issuers and the Guarantors will use reasonable efforts to cause the exchange offer to be completed within 365 days of October 20, 2021 (the “Exchange Date”), and if they cannot effect the exchange offer within such period or in certain other circumstances, they will use reasonable best efforts to cause a shelf registration statement for the resale of the Notes to become effective. If the Issuers and the Guarantors fail to satisfy these obligations on a timely basis, an additional 0.25% of interest will accrue on the Notes for the first 90-day period following the Exchange Date and an additional 0.25% of interest for each additional 90-day period that elapses until the exchange offer is completed or the shelf registration statement is declared (or becomes) effective, as applicable, up to a maximum of 1.00% per year.

The above description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 4.3, and is incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 relating to the Indenture under the heading “Indenture and Senior Notes” is hereby incorporated into this Item 2.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On October 20, 2021, the Partnership issued a press release announcing the early results of its previously announced Tender Offer. The Company also announced the results of the Company’s previously announced solicitation of consents from holders of the 2026 Notes to amend certain provisions of the indenture governing the 2026 Notes to shorten the minimum notice period for the optional redemption of the 2026 Notes. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference.

The information included herein (including the exhibits) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the 2026 Notes, nor does it constitute an offer to sell, or the solicitation of an offer to buy, any security, including the Notes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of October 20, 2021, by and among Sunoco LP, Sunoco Finance Corp., the Guarantors party thereto and U.S. Bank National Association, as Trustee.

4.2	Second Supplemental Indenture, dated as of October 20, 2021, by and among Sunoco LP, Sunoco Finance Corp., the Guarantors party thereto and U.S. Bank National Association, as Trustee

4.3	Registration Rights Agreement, dated as of October 20, 2021, among Sunoco LP, Sunoco Finance Corp., the Guarantors party thereto, Credit Suisse Securities (USA) LLC and Barclays Capital Inc., as representatives of the initial purchasers named therein.

99.1	Press Release, dated October 20, 2021, announcing the early results of the Tender Offer.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP

	By:	SUNOCO GP LLC,
its General Partner

Date: October 20, 2021	By:	/s/ Rick Raymer
	Name:	Rick Raymer
	Title:	Vice President, Controller and Principal Accounting Officer